EXHIBIT 99.1
                                                                    ------------


[PARAGON LOGO]                                                              NEWS
--------------------------------------------------------------------------------




FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Joel Hoffner, President and CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.ptgamex.com
                      ---------------



                 PARAGON TECHNOLOGIES ANNOUNCES ADDITIONS TO ITS
                               BOARD OF DIRECTORS
                                    - - - - -

EASTON, PA -- January 23, 2007 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling solutions, including systems, technologies, products and services, announced today that Robert Blyskal and Samuel L. Torrence have been elected to the Board of Directors of Paragon Technologies, Inc., effective February 1, 2007.

Commenting on the announcement, Chairman of the Board, Ted Myers, stated, "That after an extensive search process, we are pleased that both of these prominent businessmen are joining our Board of Directors and look forward to their contribution."


Robert Blyskal

Mr. Blyskal, age 52, is a private investor and has recently retired as President and Chief Operating Officer of GSI Commerce, Inc., a position he held since 2004. GSI Commerce, Inc. is a NASDAQ publicly traded company that provides e-commerce solutions that enable retailers, branded manufacturers, entertainment companies, and professional sports organizations to operate e-commerce businesses.

From 2003 to 2004, Mr. Blyskal was a consultant to NeighborCare Pharmacies Inc., a provider of pharmacy services, infusion, medical supplies and equipment, and oxygen and respiratory medications to the long-term care marketplace.

From 1993 to 2003, Mr. Blyskal held several executive-level positions at Medco Health Solutions, Inc., including Executive Vice President of Operations and Technology, Senior Vice President of Pharmacy Operations, and Vice President and General Manager. Medco Health Solutions, Inc. is a pharmacy benefit manager with mail order pharmacy operations.

From 1991 to 1993, Mr. Blyskal was Senior Vice President & General Manager of Purolator Courier Ltd., Canada, and from 1980 to 1991, Mr. Blyskal held several senior management positions with Federal Express including Managing Director, Regional Manager, and District Engineering Manager. Mr. Blyskal began his career in 1976 with UPS. While at UPS from 1976 to 1980, Mr. Blyskal was an Industrial Engineering Supervisor.

Mr. Blyskal is a graduate of Fairleigh Dickinson with a BS in Industrial Engineering.



                                     [MORE]

We Build Productivity                                          [SI SYSTEMS LOGO]
--------------------------------------------------------------------------------
      PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9201
                       o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com
                                 ---------------

[PARAGON LOGO]                                                            Page 2
--------------------------------------------------------------------------------


Samuel L. Torrence

Samuel L. Torrence, age 55, currently serves as the President and Chief Operating Officer of Just Born, Inc., a position he has held since 2005. Mr. Torrence joined Just Born, Inc. in 2002 as Executive Vice President.
Just Born, Inc. is a privately owned confectionery manufacturer of hard candy, jellybeans, marshmallows, and other candy products.

From 1993 to 2001, Mr. Torrence held several executive-level positions at Mack Trucks, Inc., including Executive Vice President of Human Resources and Administration, Executive Vice President of Administration & Parts Operations, Senior Vice President of Total Quality Management, and Vice President of Human Resources and Total Quality Management. A wholly owned subsidiary of AB Volvo since January 2001, Mack Trucks produces and markets heavy- and medium-duty trucks for use in a variety of industries.

In addition, from 1985 to 1993, Mr. Torrence held several executive-level positions at Bridgestone Corporation including Vice President of Human Resources and TQC, Vice President of Industrial Relations and TQC, Vice President of Administration of Bridgestone USA, and Director of Human Resources and TQC of Bridgestone USA. Bridgestone Corporation is a Japan-based manufacturing company that is primarily engaged in the manufacture and sale of tires and tubes and the sale of tire-related products for passenger automobiles, trucks, buses, construction and industrial vehicles, agricultural machinery, aircrafts, and motorcycles.

Mr. Torrence began his career in 1969 with the Terex Corporation, a Division of General Motors Corporation. While at Terex Corporation from 1969 to 1985, Mr. Torrence moved up through the ranks to become Vice President of Human Resources and Law.

Mr. Torrence is a graduate of the General Motors Institute with a BS in Industrial Administration, and he also received his JD from the Akron University School of Law.


About Paragon Technologies

Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' Production & Assembly and Order Fulfillment branded technologies and material handling solutions address unit assembly in manufacturing operations and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, BMG, Peterbilt, Honda, CVS Pharmacy, Maybelline, and Walgreens.

                                      * * *

-------------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. The forward-looking statements contained in this press release may become outdated over time. Paragon does not assume any responsibility for updating any forward-looking statements. Furthermore, achievement of the objectives of the Company is subject to certain risks, including, but not limited to, those risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 and the most recent quarterly report on Form 10-Q for the quarter ended September 30, 2006.

     This press release and prior releases are available at www.ptgamex.com.
                                                            ---------------